Exhibit 5.1
300 East Lombard Street, 18th Floor
Baltimore, MD 21202-3268
Tel 410.528.5600
Fax 410.528.5650
www.ballardspahr.com
November 10, 2009
AMB Property Corporation
Pier 1, Bay 1
San Francisco, California 94111

Re:	AMB Property Corporation, a Maryland corporation (the “Company”)— Registration of 2,880,281 shares (the “Shares”) of common stock of the Company, par value $0.01 per share, issued to J.P. Morgan Securities Inc., a Delaware corporation (“JPM”), in exchange for all of the issued and outstanding 7.18% Series D Cumulative Redeemable Preferred Limited Partnership Units of AMB Property II, L.P., a Delaware limited partnership, held by JPM, under the Securities Act of 1933, as amended (the “Act”), pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-153379) filed with the Securities and Exchange Commission (the “Commission”) on or about September 9, 2008 (the “Registration Statement”)
Ladies and Gentlemen:
          We have acted as Maryland corporate counsel to the Company in connection with the registration of the Shares under the Act pursuant to the Registration Statement. You have requested our opinion with respect to the matters set forth below.
          In our capacity as Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):
(i)	the charter of the Company (the “Charter”), consisting of Articles of Incorporation filed with the Maryland State Department of Assessments and Taxation (the “Department”) on November 24, 1997, Articles Supplementary filed with the Department on July 23, 1998 (the “July 1998 Articles Supplementary”), Articles Supplementary filed with the Department on November 12, 1998, Articles Supplementary filed with the Department on November 25, 1998, Certificate of Correction filed with the Department on March 18, 1999, correcting the July 1998 Articles Supplementary, Articles Supplementary filed with the Department on May 5, 1999, Articles Supplementary filed with the Department on August 31, 1999,
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AMB Property Corporation
November 10, 2009

Articles Supplementary filed with the Department on March 23, 2000, Articles Supplementary filed with the Department on August 30, 2000, Articles Supplementary filed with the Department on September 1, 2000, Articles Supplementary filed with the Department on March 21, 2001, Articles Supplementary filed with the Department on September 24, 2001, Articles Supplementary filed with the Department on December 6, 2001, Articles Supplementary filed with the Department on April 17, 2002, Articles Supplementary filed with the Department on August 7, 2002, Articles Supplementary filed with the Department on June 20, 2003, Articles Supplementary filed with the Department on November 24, 2003, Articles Supplementary filed with the Department on December 8, 2003, Articles Supplementary filed with the Department on December 12, 2005, Articles Supplementary filed with the Department on February 17, 2006, Articles Supplementary filed with the Department on March 22, 2006, Articles Supplementary filed with the Department on August 24, 2006, Articles Supplementary filed with the Department on October 3, 2006, Articles Supplementary filed with the Department on February 22, 2007 and Articles Supplementary filed with the Department on May 15, 2007;

(ii)	the Bylaws of the Company, as adopted as of November 24, 1997 and as amended and restated pursuant to the First Amended and Restated Bylaws of the Company, on or as of March 5, 1999, the Second Amended and Restated Bylaws of the Company, on or as of February 27, 2001, the Third Amended and Restated Bylaws of the Company, on or as of May 15, 2003, the Fourth Amended and Restated Bylaws of the Company, on or as of August 16, 2004, the Fifth Amended and Restated Bylaws of the Company, on or as of February 16, 2007, and the Sixth Amended and Restated Bylaws of the Company, on or as of September 23, 2008 (the “Bylaws”);

(iii)	the Written Organizational Action of the Board of Directors of the Company dated as of November 24, 1997 (the “Organizational Minutes”);

(iv)	resolutions adopted by the Board of Directors of the Company, or a duly authorized committee thereof, on or as of December 11, 2008, September 22, 2009 and October 30, 2009 (collectively, the “Directors’ Resolutions”);

(v)	a certificate of Tamra Browne, Senior Vice President, General Counsel and Secretary of the Company, and Jaime Cannon, Vice President, Treasury of the Company, dated as of November 10, 2009 (the “Officers’ Certificate”), to the effect that, among other things, the copies of the Charter, the Bylaws, the Organizational Minutes and the

AMB Property Corporation
November 10, 2009

Directors’ Resolutions are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of the Officers’ Certificate, and certifying as to the manner of adoption of the Directors’ Resolutions, the issuance of the Shares and the receipt by the Company of the consideration therefor;

(vi)	the Registration Statement and the related base prospectus and prospectus supplement included therein, in substantially the form filed or to be filed with the Commission pursuant to the Act;

(vii)	a status certificate of the Department, dated October 30, 2009, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland; and

(viii)	such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.
     In reaching the opinions set forth below, we have assumed the following:
(a)	each person executing any instrument, document or agreement on behalf of any party (other than the Company) is duly authorized to do so;

(b)	each natural person executing any instrument, document or agreement is legally competent to do so;

(c)	all Documents submitted to us as originals are authentic; the form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; all Documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

(d)	all certificates submitted to us, including but not limited to the Officers’ Certificate, are true, correct and complete both when made and as of the date hereof; and

AMB Property Corporation
November 10, 2009

(e)	the Shares have not been issued, sold or transferred, nor will the Shares be sold or transferred, in violation of any restriction or limitation on ownership or transfer contained in the Charter; and the Shares have not been issued, sold or transferred, nor will the Shares be sold or transferred, to an Interested Stockholder of the Company or any Affiliate thereof, as each such term is defined in Subtitle 6 of Title 3 of the Maryland General Corporation Law.
     Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:
1.	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

2.	The issuance of the Shares has been duly authorized by all necessary corporate action on the part of the Company, and such Shares are validly issued, fully paid and non-assessable.
     The foregoing opinion is limited to the substantive laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.
     This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.
     We consent to your filing this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Registration Statement entitled “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.
Very truly yours,
/s/ Ballard Spahr LLP